Exhibit 99.3

February 24, 2005

Mr. G. Joseph Cosenza

Inland Real Estate Acquisitions, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Re:                             Property Acquisition Agreement, Transition Property Due Diligence Services Agreement and Property Services Agreement, between Inland Real Estate Acquisitions, Inc., and Inland Retail Real Estate Trust, Inc.

Dear Joe:

As you are aware, Inland Real Estate Acquisitions, Inc. (“IREA”) and Inland Retail Real Estate Trust, Inc. (“IRRETI”) have entered into a certain Property Acquisition Agreement and a certain Transition Property Due Diligence Services Agreement, each dated as of December 29, 2004 (collectively and as may be amended from time to time, the “Merger Agreements”).  IREA and IRRETI also intend to enter into a certain Property Services Agreement on or about the date hereof (as may be amended from time to time, the “Services Agreement”, and together with the Merger Agreements, the “Agreements”).  Initially capitalized terms used but not defined in this letter, but defined in the Agreements, shall have the meanings given to such terms in the Agreements.

This letter confirms the agreement of IREA and IRRETI that, notwithstanding anything to the contrary contained in the Agreements, in no event shall any Negotiation Costs, Negotiation Fee or Due Diligence Fee or any other amounts (other than any Third Party Costs and Due Diligence Costs under the Merger Agreements and any Third Party Cost Reimbursement under the Services Agreement) be due and payable in connection with either IREA’s (or any of its clients’) or IRRETI’s acquisition or pursuit of the acquisition of any of the properties listed on Schedule 1 attached hereto and made a part hereof (collectively, the “Properties”).  The Properties contained in Section A of Schedule 1 attached hereto shall constitute Subject Properties under the Services Agreement, and, except to the extent otherwise expressly provided in this letter, the terms and provisions of the Services Agreement shall apply thereto; provided, however, that IREA agrees and confirms that IRRETI shall not be obligated to perform any Due Diligence Services for any of such Properties.  The Properties contained in Section B of Schedule 1 attached hereto shall constitute Subject Properties under the Merger Agreements, and, except to the extent otherwise expressly provided in this letter, the terms and provisions of the Merger Agreements shall apply thereto.

G. Joseph Cosenza

Inland Real Estate Acquisitions, Inc.

February 24, 2005

Please confirm IREA’s agreement to the foregoing by signing all originals of this letter on the line provided below.  Once executed, please return two (2) fully executed originals to us for our files.

If you have any questions or comments, please feel free to call me.

Sincerely yours,

INLAND RETAIL REAL ESTATE TRUST, INC.

/s/ Barry L Lazarus
Barry L. Lazarus
President and CEO

ACCEPTED, AGREED AND CONFIRMED
this 24th day of February, 2005

INLAND REAL ESTATE ACQUISITIONS, INC.

By:	/s/ G. Joseph Consenza
G. Joseph Cosenza
President

SCHEDULE 1

SECTION A

1.                           Burlington Crossing, Burlington, Washington

2.                           Four Peaks Plaza, Fountain Hills, Arizona

3.                           Frontier/Three City Centre, Rochester, New York

4.                           Gainsville (Vlg Shoppes at), Gainsville, Georgia

5.                           Holliday Town Center, Duncansville (Altoona), Pennsylvania

6.                           Pacheco Pass Phase II, Gilroy, California

7.                           Starwood Wasserman Portfolio

8.                           Town Square Plaza, Pottstown, Pennsylvania

9.                           West Town Markets, Ft. Mill, South Carolina (REIT Loan)

10.                     Low Country Plaza, Bluffton, South Carolina

11.                     Pacheco Pass (Phase I), Gilroy, California (earnout)

12.                     Governors Market Place, Tallahassee, Florida

Section B

1.                           Birkdale Outlot, Charlotte, North Carolina

2.                           Center Pointe Plaza Phase II, Easley, South Carolina

3.                           Circuit City, Dothan, Alabama

4.                           Crossroads Commons, Columbia, South Carolina

5.                           Cypress Trace, Ft. Myers, Florida

6.                           Clearwater Redevelopment, Clearwater, Florida

7.                           Douglasville Vacant Land, Douglas County, Georgia

8.                           Eisenhower Parcel, Macon, Georgia

9.                           Fountains, Plantation, Florida

10.                     Wachovia Parcel, New Tampa, Florida

11.                     Eastside Plaza, Shreveport, Louisiana

12.                     FreeHome Village, FreeHome Comm., Georgia

13.                     Golden Acres (Shoppes at), Newport Richey, Florida

14.                     Harper Hill Commons, Winston-Salem, North Carolina

15.                     Lake Mary (Shoppes at), Lake Mary, Florida

16.                     North Hampton Market, Greer, South Carolina

17.                     Oak Summit Phase II Earnout, Winston-Salem, North Carolina

18.                     Wendover (Shoppes at) Phase II, Greensboro, North Carolina

19.                     Newnan Pavilion, Newnan, Georgia (earnout)

20.                     Pavilion at Kings Grant (earnout)

21.                     Southlake (earnout)

22.                     Thomas Enterprises - Hiram Pavilion and Fayette I, II and III (all earnouts)